Exhibit 99.1

Williams Rowland Acquisition Corp. Announces Liquidation Price

Westport, CT, Feb. 28, 2024 (GLOBE NEWSWIRE) --  Williams Rowland Acquisition Corp. (NYSE American: WRAC) (the “Company”), a publicly-traded special purpose acquisition company, today announced that the liquidation price holders of its public shares will receive in connection with the Company’s previously-announced planned liquidation. Holders of shares of common stock initially sold in the Company’s initial public offering will receive $10.51833316 (the “Liquidation Payment”) for each public share owned as of March 8, 2024.

As previously announced, the last day that the Company’s securities will trade on the NYSE American will be February 29, 2024. As of March 8, 2024, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Company expects that the NYSE American will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Williams Rowland Acquisition Corp.

Williams Rowland Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information:

Williams Rowland Acquisition Corp.
David B. Williams
Chief Executive Officers
203-353-7600